UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 4, 2002

Date of Earliest Event Reported:  March 1, 2002

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11908	13-3684956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN  55344

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 944-5600

Item 5.    Other Events.

On March 1, 2002, the Company received net proceeds (before taxes) of $11.0 million in settlement of its previously reported litigation against Arthur Andersen LLP and Andersen Worldwide Société Coopérative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

/s/ David H. Weiser
David H. Weiser
Senior Vice President

Dated:  March 4, 2002